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                                                                   EXHIBIT 10.33

                       [LOGO OF ARTHROCARE CORPORATION]


                            CONFIDENTIAL &  BINDING

                                   AMENDMENT

     This Amendment by and between Inamed Corporation, on its own behalf and on behalf of its Affiliates, including McGhan Medical Corporation ("Inamed") and ArthroCare Corporation, on its own behalf and on behalf of its Affiliates ("ArthroCare") is a modification to the License and Distribution Agreement (the "License Agreement") effective January 27, 1999 between ArthroCare and Collagen Aesthetics, Inc., on its own behalf and on behalf of its Affiliates ("Collagen"). Inamed has wholly acquired Collagen and the License Agreement is binding upon Inamed under Article 22.2 of said Agreement. For the purposes of this Amendment and the License Agreement, the terms Collagen and Inamed shall be interchangeable.

     In consideration of the promises and the mutual covenants contained herein, the parties agree to amend the License Agreement as follows:


1.   Definitions:

The following definitions are deleted from the License Agreement: (1) 1.6; (2) 1.12; and (3) 1.13.

Article 1.15 will be replaced by the following provision:

"Field" shall mean the use of RF technology in * * * to the extent permitted
 -----
by the FDA and other regulatory bodies.

2. License Consideration: Article 4 is deleted from the License Agreement in its entirety and all references to Article 4 in other articles of the License Agreement are deleted. The parties acknowledge and agree that Inamed has paid and ArthroCare has accepted the first * * * referred to in Article 4.

In addition, Article 5.1 of the License Agreement will be replaced by the following provision:

______________________
Confidential treatment has been requested for portions of this exhibit. The copy filed herewith omits the information subject to the confidentiality request. Omissions are designated as * * *. A complete version of this exhibit has been filed separately with the Securities and Exchange Commission.

* * * This portion has been omitted pursuant to a confidential treatment request and filed separately with the Commission.

     5.1  License Fee. In partial consideration for the license granted
          -----------
herein, Inamed shall pay ArthroCare a license fee of * * * in accordance with the schedule set forth in Article 5.1(b).

          (a) The parties hereto acknowledge and agree that Inamed has paid and ArthroCare has accepted * * * of such license fee, including the * * * described above.

          (b) License Payment Schedule. Within thirty (30) days following the execution by both parties of this Amendment, Inamed shall make a payment to ArthroCare of * * *. This payment shall * * *, now deleted from the agreement. In addition, within thirty (30) days following the achievement by ArthroCare of the following milestone, Inamed shall pay to ArthroCare the applicable payment below:

Event                                    Payment (U.S.$)
-----                                    ---------------

     * * *


3. Royalties: Article 5.2 of the License Agreement will be replaced by the following provision:

     5.2  Royalties. As additional consideration for the rights and licenses
          ---------
granted herein to Inamed by ArthroCare, Inamed will pay to ArthroCare running royalties on ArthroCare * * * sold by Inamed worldwide. The running royalties for all * * * sold worldwide shall be * * *, payable within * * * after the close of a calendar quarter in which the * * * are sold or otherwise distributed by Inamed.

4. Product Manufacture and Sale: Exhibit B of the License Agreement will be replaced by the following:

_______________________
* * * This portion has been omitted pursuant to a confidential treatment request and filed separately with the Commission.

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                                   EXHIBIT B
                                   ---------

                                PRODUCT PRICES

Licensed Product                                       Price Per Unit
----------------                                       --------------

Skin Resurfacing Controllers                           * * *

Liposuction Controller                                 * * *

Disposable Wands                                       See below

Cables/Handpieces                                      * * *

Adaptors*                                              * * *


Disposable Wand Transfer Price:
------------------------------

--------------------------------------------------------------------------------
              Type of Disposable                           Price
--------------------------------------------------------------------------------
XL Rejuvenation Stylets                       * * *
--------------------------------------------------------------------------------
SRS Rejuvenation Stylets                      * * *
--------------------------------------------------------------------------------
MicroElectrode Dissectors                     * * *
--------------------------------------------------------------------------------
Plasma Scalpels                               * * *
--------------------------------------------------------------------------------
Liposuction Stylets                           * * *
--------------------------------------------------------------------------------
MDA                                           * * *
--------------------------------------------------------------------------------

*Adaptors are devices that connect to controllers that are not subject to this Agreement, and will allow such controllers to power the above Disposable Wands.

5. Product Development: Article 7.2 of the License Agreement will be replaced by the following provision:

     7.2  Product Development. During the Term of this Agreement, ArthroCare,
          -------------------
at its expense and initiative, will continue to pursue clinical studies and product development efforts in collaboration with Inamed. ArthroCare shall supply Inamed with any improvements and upgrades to the Licensed Products developed by ArthroCare for use in the Field. ArthroCare agrees that any substantial change to the Licensed Products during the Term shall be subject to Inamed's prior written approval, which shall not be unreasonably withheld. If Inamed requests additional product development beyond ArthroCare's planned efforts, ArthroCare will provide a budget, for Inamed's approval, for the * * * ArthroCare agrees to supply Inamed documentation or information as requested for such changes to the Licensed Products in meeting regulatory compliances.

______________________
* * * This portion has been omitted pursuant to a confidential treatment request and filed separately with the Commission.

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

ArthroCare will agree to develop, and obtain regulatory approval for, * * * ArthroCare will provide a budget for such product development and regulatory efforts on * * * as outlined above.

6. Minimum Royalties and Purchases: Article 5.3 and Article 7.5 of the License Agreement will be replaced by the following provisions:

     5.3  Minimum Royalties.
          -----------------

     (a) If ArthroCare receives * * *, then, in addition to the license payments made by Inamed pursuant to Article 5.1, Inamed's minimum annual royalty payments for the Licensed Products (wherein the first Period (Year 1) commences
* * *) for each Period will total at least the following:

          Period         Minimum Annual Royalty
          ------         ----------------------
          Year 1         * * *
          Year 2         * * *
          Year 3         * * *
          Year 4         * * *
          Year 5         * * *

     (b) If ArthroCare does not * * * then, in addition to the license payments made by Inamed pursuant to Article 5.1, Inamed's minimum annual royalty payments for the Licensed Products (wherein the first Period (Year 1) commences * * *) for each Period will total at least the following:

          Period         Minimum Annual Royalty
          ------         ----------------------
          Year 1         * * *
          Year 2         * * *
          Year 3         * * *
          Year 4         * * *
          Year 5         * * *

     (c)  After year 5, the minimum annual royalty payment for the applicable
Article 5.3(a) or (b) will increase by * * * each year thereafter based on the annual royalty of Year 5.

     (d) In the event the Agreement is renewed pursuant to Article 18.1, the minimum annual royalty for each renewal year will be mutually agreed upon in writing by the parties. If the new minimums cannot be agreed upon by the parties, an arbitrator will be appointed by the parties to determine the new minimums according to Article 21.

_________________
* * * This portion has been omitted pursuant to a confidential treatment request and filed separately with the Commission.

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     (e)  In the event Inamed fails to meet the minimum royalty amount of the applicable Article 5.3(a), or (b) by the last day of any Period, Inamed shall pay ArthroCare, within thirty (30) days, the difference between the minimum royalty and the royalties actually paid during such year. In the event Inamed fails to pay the minimum royalties in any Period, then ArthroCare has the right to: (i) continue under the terms of the existing Agreement; or * * *

     7.5  Minimum Purchase Requirements.
          ------------------------------

     (a) If ArthroCare receives * * * then, in addition to the minimum royalty payments made by Inamed pursuant to Article 5.3, Inamed's minimum annual purchase requirements for the Licensed Products (wherein the first Period (Year
1) commences * * * for each Period will total at least the following:

          Period         Minimum Purchase Requirements
          ------         -----------------------------
          Year 1                    * * *
          Year 2                    * * *
          Year 3                    * * *
          Year 4                    * * *
          Year 5                    * * *

     (b) If ArthroCare does not * * * then, in addition to the minimum royalty payments made by Inamed pursuant to Article 5.3, Inamed's minimum annual purchase requirements for the Licensed Products (wherein the first Period (Year
1) commences * * *) for each Period will total at least the following:

          Period         Minimum Purchase Requirements
          ------         -----------------------------
          Year 1                    * * *
          Year 2                    * * *
          Year 3                    * * *
          Year 4                    * * *
          Year 5                    * * *

     (c) After year 5, the minimum annual purchase requirements for the applicable Article 7.5(a) or (b) will increase by * * * each year thereafter based on the annual purchase requirement of Year 5.

     (d) In the event the Agreement is renewed pursuant to Article 18.1, the minimum annual purchase requirements for each renewal year will be mutually agreed upon in writing by the parties. If the new minimums cannot be agreed upon by the parties, an arbitrator will be appointed by the parties to determine the new minimums according to Article 21.

     (c) In the event Inamed fails to meet the minimum purchase requirements for the

__________________
* * * This portion has been omitted pursuant to a confidential treatment request and filed separately with the Commission.

applicable Article 7.5(a) or (b) by the last day of any Period, ArthroCare has the right to: (i) continue under the terms of the existing Agreement; or * * *

7. Forecasts: Article 8.3 of the License Agreement will be replaced by the following provision:

     8.3  Second Source. In the event that, within any contract year,
          -------------
ArthroCare is unable to or fails to meet Inamed's requirements for an Adverse Quantity of Licensed Products as specified in the then-current forecast for two periods of at least 30 days each, within a period of three months, then * * * provided, however, that: (1) the periods referenced above shall be subject to extension due to Force Majeure as referenced in Article 22.12; and provided that
(2) before internally * * * Inamed shall notify ArthroCare, and if ArthroCare is capable of meeting Inamed's requirements within thirty (30) days, Inamed shall *
* * and provided that (3) this Article shall not apply to any Licensed Products that have not been placed on Inamed's forecast pursuant to Article 8.1 at least six (6) months prior to the delivery date of said Licensed Products. If Inamed *
* * by ArthroCare pursuant to this Article. * * *

     If Inamed * * * and if: (1) ArthroCare is able to fill all such backorders for the Licensed Products ordered by Inamed * * * and (2) ArthroCare builds a one-month inventory of such Licensed Products based on the average volume of such Licensed Products ordered during the preceding ninety (90) day period, then
* * * Notwithstanding the foregoing, the parties acknowledge and agree that they shall cooperate with one another to assure sufficient source of Licensed Products to Inamed and its customers.

8.   Additions: The following articles shall be added to the License Agreement:

     7.7  * * *

     9.8  Royalty Reports  ArthroCare recognizes that Inamed may, from time to
          ---------------
time, sell * * * In this event, Inamed will maintain accurate internal records of such transactions and provide ArthroCare with royalty reports based on such records, including the number of units sold, the revenue received and the * * * Such report shall be due on or before the * * * day following the end of the relevant Calendar Quarter and shall be subject to the audit provisions of
Article 9.6. For the purposes of computing earned royalties under Article 5.2, however, the * * *

For the * * * for the purposes of computing earned royalties under Article 5.2, the * * * as listed in Exhibit B.

10.5 Non-warranty Repairs  ArthroCare agrees, upon Inamed's request, to provide
     --------------------

_____________________
* * * This portion has been omitted pursuant to a confidential treatment request and filed separately with the Commission.

                                       6
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repair services for Licensed Products that fall outside of the warranty provisions in Article 10.1 or the warranty periods in Exhibit C. ArthroCare will provide a budget, for Inamed's approval, for * * *


     9. Effect of Amendment: This Amendment will be considered a valid and binding modification of the above referenced License Agreement in accordance with Article 22.10 of the License Agreement. In the event that provisions of the Amendment conflict with provisions of the License Agreement , the Amendment will prevail, and henceforth be considered part and parcel of the License Agreement. Except as amended herein, all other provisions of the License Agreement remain in full force and effect. No further amendments or additions to the License Agreement or the Amendment shall be effective unless reduced to writing and executed by the authorized representatives of the parties.


ARTHROCARE CORPORATION                  INAMED, INC.



By: _________________________________   By:_________________________________

Print Name:__________________________   Print Name:_________________________

Title:_______________________________   Title:______________________________

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***  This portion has been omitted pursuant to a confidential treatment request and filed separately with the Commission.